UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 8, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, Ashford Hospitality Trust Inc. (the “Company”) intends to separate its asset management and external advisory business from its hospitality investment business. The Company will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc., a newly formed Delaware corporation that is currently the Company’s wholly-owned subsidiary. In connection with the distribution, Ashford Hospitality Limited Partnership, the operating partnership of the Company (“Ashford Trust OP”), has distributed common units of Ashford Hospitality Advisors LLC (“Ashford LLC”) to its limited partners holding Ashford Trust OP common units. The Ashford LLC common units represent 100% of the membership interests of Ashford LLC.
Sixth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership
On October 8, 2014, Ashford OP General Partner, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, as general partner (the “General Partner”) of Ashford Trust OP, entered into that certain Sixth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (the “Amended Partnership Agreement”). The Amended Partnership Agreement was amended to specifically provide for the distribution of the Ashford LLC common units to the common unitholders of Ashford Trust OP. Additionally, the Amended Partnership Agreement provides that during the period following the October 8, 2014 distribution of Ashford LLC common units and prior to the exchange by Ashford OP Limited Partner LLC of its common units for shares of Ashford Inc., in order to exercise the redemption right provided for in the Amended Partnership Agreement, a redeeming partner must deliver to the general partner one common unit of Ashford LLC with each common partnership unit to be redeemed.
Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Advisors LLC
Also, on October 8, 2014, Ashford OP Limited Partner, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, as owner of more than 80% of the common percentage interest of Ashford LLC, and Ashford Inc., as the manager of Ashford LLC, entered into that certain Amended and Restated Limited Liability Company Agreement of Ashford LLC (the “Ashford LLC Agreement”), which was accepted and agreed to by Ashford Trust OP. The Ashford LLC Agreement, among other things, the following:
Management:

•
Ashford Inc. will be the sole manager of Ashford LLC and generally will have fully, exclusive and complete responsibility and discretion in the management, operation and control of Ashford LLC, including the ability to cause the company to enter into certain major transactions, including advisory agreements, acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness.

•	No members may take part in the operation, management or control of the business of Ashford LLC by virtue of being a holder of common units.
Transferability of Interests:

•	Ashford Inc. may not transfer its duties as the sole manager (including by sale, disposition, merger or consolidation) except:

•
in connection with a merger of Ashford LLC, a sale of substantially all of the assets of Ashford LLC or other transaction in which the members receive a certain amount of cash, securities or property; or

•
in connection with a merger of Ashford Inc. into another entity, if the surviving entity contributes substantially all its assets to Ashford LLC and assumes the duties of the manager under the operating agreement.

•
No sale, assignment, transfer, pledge or disposition of all or any portion of the common units is permitted without the consent of the manager, which can be given or withheld in the sole discretion of the manager.

Capital Contributions:

•
If Ashford LLC requires additional funds at any time in excess of funds available to Ashford LLC from borrowing or capital contributions, Ashford Inc. may borrow such funds from a financial institution or other lender and lend such funds to Ashford LLC.

•	Ashford Inc. will be obligated to contribute the proceeds of any offering of stock as additional capital to Ashford LLC.

•	Ashford Inc. is authorized to cause Ashford LLC to issue common units for less than fair market value if Ashford

Inc. concludes in good faith that such issuance is in the best interest of both Ashford LLC and Ashford Inc.

•
Ashford Inc. may make additional capital contributions, including properties, to Ashford LLC in exchange for additional common units. If Ashford Inc. contributes additional capital to Ashford LLC and receives additional common units for such capital contribution, the percentage interests of Ashford Inc. will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of Ashford LLC at the time of such contributions. Conversely, the percentage interests of the other members will be decreased on a proportionate basis.

•
Ashford LLC may issue preferred units in connection with the acquisitions of property or otherwise. Any such preferred units will have priority over common units with respect to distributions from Ashford LLC, including the common units owned by Ashford Inc.

Reverse Stock Split:

•
Immediately upon the completion of all exchanges of common units of Ashford LLC for shares of Ashford Inc. common stock, each outstanding Ashford LLC common unit will be automatically converted into one fifty-fifth (1/55) of an Ashford LLC common unit.

Redemption Rights:

•
Each member holding common units (other than Ashford Inc.) will have the right to require Ashford LLC to redeem its common units. This right may be exercised at the election of a member by giving Ashford LLC written notice, subject to some limitations. The purchase price for the common units to be redeemed will equal the fair market value of Ashford Inc. common stock. The purchase price for the common units may be paid in cash, or, in the discretion of Ashford Inc., by the issuance by Ashford Inc. of a number of shares of its common stock equal to the number of common units with respect to which the rights are being exercised. The common units issued to the limited partners of Ashford Trust OP in connection with the separation and distribution that are not exchanged pursuant to this prospectus may not be redeemed prior to the first anniversary of their issuance.

Operations:

•	Ashford LLC must be operated in a manner that ensures that Ashford LLC will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

•
In addition to the administrative and operating costs and expenses incurred by Ashford LLC, Ashford LLC will pay all of the administrative costs and expenses of Ashford Inc. These expenses will be treated as expenses of Ashford LLC.

Distributions:

•
Ashford LLC will make cash distributions in amounts and at such times as determined by Ashford Inc. in its sole discretion, to Ashford Inc. and other members in accordance with the respective percentage interests of the members in Ashford LLC.

•
Upon liquidation of Ashford LLC, after payment of, or adequate provisions for, debts and obligations of Ashford LLC, including any member loans, any remaining assets of Ashford LLC will be distributed to Ashford Inc. and the other members with positive capital accounts in accordance with the respective positive capital account balances of the members.

Allocations:

•
Profits and losses of Ashford LLC (including depreciation and amortization deductions) for each fiscal year generally are allocated to Ashford Inc. and the other members in accordance with the respective membership interests of the members in Ashford LLC. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and Treasury Regulations promulgated thereunder.

Amendments:

•
Generally, Ashford Inc., as sole manager of Ashford LLC, may amend the Ashford LLC Agreement without the consent of any member to clarify the operating agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of members, to reflect the issuance of additional units or if, in the opinion of counsel, necessary or appropriate to satisfy federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a member (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the operating agreement), changes the method for allocating profits and losses, imposes any obligation on the members to make additional capital contributions, seeks to impose personal liability on a member without that member’s written consent or affects the operation of the conversion factor or the redemption right requires the consent of holders of at least 66 2/3% of the common units. Other amendments require approval of the manager and holders of 50% of the common units.

•
In addition, the operating agreement may be amended, without the consent of any member, in the event that Ashford Inc. or any of its subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to Ashford LLC substantially all of the assets of such surviving entity and the surviving entity agrees to assume Ashford Inc.’s obligation as sole manager of Ashford LLC. In such case, the surviving entity will amend the operating agreement to arrive at a new method for calculating the amount a member is to receive upon redemption or conversion of a common unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the Manager:

•
Neither the manager, nor any of its directors and officers, will be liable to Ashford LLC or to any of its members as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the manager acted in good faith.

•
Ashford LLC is required to indemnify and hold the manager and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of Ashford LLC in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.
Term

•	Ashford LLC has a perpetual life, unless dissolved upon:

•	the sale or other disposition of all or substantially all the assets of Ashford LLC;

•	an election by Ashford Inc., in its capacity as the sole manager, to dissolve, wind up and liquidate; or

•	there being no members of Ashford LLC, unless the entity is continued pursuant to Delaware law.
Tax Matters

•
Ashford Inc. is the tax matters member of Ashford LLC. Ashford Inc. has the authority to make tax elections under the Code on behalf of Ashford LLC. The net income or net loss of Ashford LLC will generally be allocated to Ashford Inc. and the other members in accordance with the respective percentage interests in Ashford LLC, subject to compliance with the provisions of the Code.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.     Description

10.1	Sixth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership
10.2	Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Advisors LLC

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel